SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 25, 2002

Date of the Report (Date of earliest event reported)

Commission File Number: 0-18945

WESTMARK GROUP HOLDINGS, INC.

(Exact Name of small business issuer as specified in its charter)

DELAWARE	84-1055077
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

438 South Country Club Drive

ATLANTIS, FLORIDA 33462

(Address of principal executive offices)(Zip Code)

(561) 357-4795

(Issuer's telephone number, including area code)

Item 5:  Other Events

On September 25, 2002 the Company entered into an agreement with Cybercare Inc. The agreement was for the purchase of 587,615 shares of the Company's common stock owned by Cybercare, Inc. The shares represent 15.59 % of current outstanding shares of Company's common stock. The funds provided for the purchase of  the shares were provided by the Company's President. All shares are freetrading and  may be used to settle outstanding creditor claims and/or used to provide equity funding needed to complete necessary public filings.

Item 7.  Exhibits

10.75

Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMARK GROUP HOLDINGS, INC.

By: /c/ Dori Carpinello

Dori Carpinello, President & Chief Executive Officer, Director

(Duly Authorized Director & Officer of the Registrant)

October 2, 2002

Date